Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Syneron Medical Ltd. on Form S-8 (File No. 333-120559) pertaining to the employee stock option plans of our report dated June 29, 2006, with respect to the consolidated financial statements of Syneron Medical Ltd. and subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2005.

June 29, 2006 Haifa, Israel	Yours Truly, /s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global